Exhibit 99.1

FT INTERACTIVE DATA SETTLES WITH SEC ON HEARTLAND MATTER

BEDFORD, MA – December 11, 2003 – Interactive Data Corporation (NYSE: IDC) today said that its major operating division, FT Interactive Data (the “Company”), has entered into a settlement with the Securities and Exchange Commission (“SEC”) regarding the Company’s provision in 2000 of evaluated prices of securities held by two high-yield municipal bond funds managed by Heartland Funds Group.

FT Interactive Data entered into the settlement without admitting or denying the SEC’s formal findings. The Company had previously disclosed that FT Interactive Data was advised last year that the SEC staff was contemplating recommending an enforcement action against the Company.

Under the terms of the settlement with the SEC, FT Interactive Data was censured, will pay a civil penalty of $125,000, and is required to adopt some new procedures regarding valuations for high-yield municipal securities and other securities for which market quotations are not readily available. The Company said that it does not expect the SEC settlement to have a material effect on its results of operations or financial condition.

Stuart Clark, Interactive Data Corporation’s President and Chief Executive Officer, said, “FT Interactive Data has chosen to enter into settlement with the SEC in order to put the Heartland matter behind us. The events that gave rise to the SEC settlement concerned a single customer, Heartland Funds Group, and evaluated prices for a small number of securities in two of the customer’s funds, more than three years ago.”

The Company also said that it has reached agreement in principle to settle claims that have been advanced by shareholders of the two Heartland high-yield municipal bond funds. The agreement in principle is subject to court approval. The Company said that it does not believe that the proposed settlement would have a material effect on its results of operations or financial condition.

About Interactive Data Corporation

Interactive Data Corporation is a leading global provider of securities pricing, financial information, and analytic tools to institutional and individual investors. The Company supplies time-sensitive pricing (including evaluated pricing), dividend, corporate action, and descriptive information for more than 3.5 million securities traded around the world, including hard-to-value instruments. The Company links to most of the world’s best-known financial service and software companies for trading, analysis, portfolio management, and valuation. The Company does not set mutual fund Net Asset Values (“NAVs”). Rather, it provides data that mutual funds may elect to consider in determining their NAVs.

Interactive Data Corporation is headquartered in Bedford, Massachusetts. Through its branded businesses, FT Interactive Data, ComStock, CMS BondEdge, and eSignal, Interactive Data Corporation has approximately 1,800 employees in offices located throughout North America, Europe, Asia, and Australia. Pearson plc (NYSE: PSO), an international media company, whose businesses include the Financial Times Group, Pearson Education, and the Penguin

Group, owns approximately 60 percent of the outstanding common stock of Interactive Data Corporation.

Forward-looking and Cautionary Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and is subject to the safe-harbor created by such Act. These statements include our statement that we do not expect the SEC settlement or the contemplated civil settlement to have a material effect on our results of operations or financial condition. These statements are subject to known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from those contemplated by the forward-looking statements. Such factors include, but are not limited to: (i) the presence of competitors with greater financial resources than us and their strategic responses to us, including our products and services; (ii) changes in technology, which could affect the competitiveness of our products and services; (iii) maintaining relationships with our key suppliers and providers of market data; (iv) a continuing slowdown or decline in activity levels in the securities markets, which could lower demand for our products and services; (v) the impact of the difficult worldwide economic and political conditions on the financial markets and the industries we serve; (vi) the impact of cost cutting pressures across the industries we serve; (vii) consolidation of financial services, both within an industry and across industries, which could lower demand for our products and services; (viii) a prolonged outage at one of our data centers; (ix) a decline in market acceptance of our services or products or the potential obsolescence of our services or products, including due to the introduction of new technologies; and (x) the ability of Pearson to control us, or otherwise exert significant influence on us, as a result of its majority ownership of our outstanding common stock. We undertake no obligation to update these forward-looking statements.

Company Contact Jeanne Murphy Interactive Data Corporation (781) 687-8548 Jeanne.Murphy@ftid.com	Investor Relations Contact Harriet Fried Lippert/Heilshorn & Associates (212) 838-3777 Hfried@lhai.com